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                                                                   EXHIBIT 3.1.4

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MOOSE ACQUISITION SUBSIDIARY, INC.

                              DELAWARE CORPORATION

         1. The name of this corporation is Moose Acquisition Subsidiary, Inc.

         2. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The corporation is authorized to issue one class of shares to be designated "Common Stock". The number of shares of Common Stock authorized to be issued is One Thousand (1,000), with par value of $0.001 per share.

         5. The name and mailing address of the incorporator are as follows:

                                  Gustavo Casas
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304

         6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

         7. The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         8.       (a)      To the fullest extent permitted by the Delaware
General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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                  (b)      The corporation shall indemnify each of the
corporation's directors and officers in each and every situation where under
Section 145 of the General corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board of Directors of the corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

         9. Advance notice of new business and stockholder nomination for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the corporation.

         10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of May, 2000.

                                                              /s/ Gustavo Casas
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                                                              Gustavo Casas,

                                                              Incorporator

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